Exhibit 99.1

Genpact Reports First Quarter 2019 Results

Revenues of $809 Million, Up 17% (~19% on a constant currency basis)1

Global Client BPO Revenues of $605 Million, Up 12% (~14% on a constant currency basis)

Diluted EPS of $0.31; Adjusted Diluted EPS2 of $0.43

NEW YORK, May 2, 2019 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the first quarter ended March 31, 2019.

“We had a great start to the year, and I am very excited with the momentum we are seeing in our business.  Strong top-line performance from both Global Clients and GE led us to our highest year-over-year revenue growth rate in any quarter in the last six years,” said “Tiger” Tyagarajan, Genpact’s president and CEO.  “We believe our strategy to concentrate and build depth in a few select industry verticals and service lines, combined with our two highly synergistic routes to market, Transformation Services and Intelligent Operations, is working really well, leading to greater traction in our underpenetrated target markets.”

Key Financial Results – First Quarter 2019

•	Total revenue was $809 million, up 17% year-over-year (up ~19% on a constant currency basis).
•

Income from operations was $90 million, up 41% year-over-year, with a corresponding margin of 11.1%.  Adjusted income from operations was $122 million, up 25% year-over-year, with a corresponding margin of 15.0%.[3]

•	Diluted earnings per share were $0.31, down 5% year-over-year, and adjusted diluted earnings per share were $0.43, up 10% year-over-year.

Revenue Details – First Quarter 2019

Total Company

•	Total BPO revenue was $681 million, up 19% year-over-year, representing approximately 84% of total revenues.
•	Total IT revenue was $128 million, up 11% year-over-year, representing approximately 16% of total revenues.

Global Clients

•	Revenue from Global Clients was $700 million, up 11% year-over-year (up ~12% on a constant currency basis), representing approximately 87% of total revenues.
•	Global Client BPO revenue was $605 million, up 12% year-over-year (up ~14% on a constant currency basis).
•	Global Client IT revenue was $95 million, up 5% year-over-year.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of GAAP income from operations to adjusted income from operations and GAAP income from operations margin to adjusted income from operations margin are attached to this release.

GE

•	Revenue from GE was $109 million, up 88% year-over-year, representing approximately 13% of total revenues.
•	GE BPO revenue was $76 million, up 126% year-over-year.
•	GE IT revenue was $33 million, up 35% year-over-year.

Cash Flow from Operations

•	Genpact utilized $5 million of cash for operations in the first quarter of 2019, compared to utilizing $27 million of cash for operations in the first quarter of 2018.

2019 Outlook

Genpact continues to expect:

•	Total revenue for the full-year 2019 of $3.33 to $3.39 billion, representing growth in the range of 11% to 13%, or 12% to 14% on a constant currency basis.
•	Global Client revenue growth in the range of 9% to 10.5%, or 10.0% to 11.5% on a constant currency basis.
•	Adjusted income from operations margin[4] of approximately 16.0%.
•	Adjusted diluted EPS[5] of $1.96 to $2.00.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on May 2, 2019 to discuss the company’s performance for the first quarter ended March 31, 2019. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the conference ID, 5659253.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[4]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin to adjusted income from operations margin is attached to this release.

[5]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 87,000+ of us. From New York to New Delhi and more than 25 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Danielle D’Angelo +1 (914) 336-7951 danielle.dangelo@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of March 31,
	2018	2019
Assets
Current assets
Cash and cash equivalents	$368,396	$325,377
Accounts receivable, net	774,184	838,992
Prepaid expenses and other current assets	212,477	230,175
Total current assets	$1,355,057	$1,394,544
Property, plant and equipment, net	212,715	206,820
Operating lease right-of-use assets	—	266,947
Deferred tax assets	74,566	78,607
Investment in equity affiliates	836	852
Intangible assets, net	177,087	173,472
Goodwill	1,393,832	1,400,212
Contract cost assets	160,193	180,803
Other assets	155,159	202,557
Total assets	$3,529,445	$3,904,814
Liabilities and equity
Current liabilities
Short-term borrowings	$295,000	$320,000
Current portion of long-term debt	33,483	34,016
Accounts payable	42,584	29,494
Income taxes payable	33,895	49,929
Accrued expenses and other current liabilities	571,350	536,048
Operating leases liability	—	42,294
Total current liabilities	$976,312	$1,011,781
Long-term debt, less current portion	975,645	966,873
Operating leases liability	—	251,712
Deferred tax liabilities	8,080	8,409
Other liabilities	165,226	170,870
Total liabilities	$2,125,263	$2,409,645
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,346,101 and 189,659,709 issued and outstanding as of December 31, 2018 and March 31, 2019, respectively	1,888	1,891
Additional paid-in capital	1,471,301	1,493,706
Retained earnings	438,453	483,175
Accumulated other comprehensive income (loss)	(507,460)	(483,603)
Total equity	$1,404,182	$1,495,169
Total liabilities and equity	$3,529,445	$3,904,814

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2018	2019
Net revenues	$688,912	$809,206
Cost of revenue	444,324	519,137
Gross profit	$244,588	$290,069
Operating expenses:
Selling, general and administrative expenses	171,109	191,402
Amortization of acquired intangible assets	9,936	8,509
Other operating (income) expense, net	(218)	86
Income from operations	$63,761	$90,072
Foreign exchange gains (losses), net	4,798	(3,432)
Interest income (expense), net	(8,100)	(11,123)
Other income (expense), net	15,550	3,803
Income before equity-method investment activity, net and income tax expense	$76,009	$79,320
Equity-method investment activity, net	—	4
Income before income tax expense	$76,009	$79,324
Income tax expense	12,075	18,483
Net income	$63,934	$60,841
Net loss attributable to redeemable non-controlling interest	761	—
Net income attributable to Genpact Limited shareholders	$64,695	$60,841
Net income available to Genpact Limited common shareholders	$64,695	$60,841
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.34	$0.32
Diluted	$0.33	$0.31
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	192,816,626	189,451,845
Diluted	196,288,569	193,394,208

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2018	2019
Operating activities
Net income attributable to Genpact Limited shareholders	$64,695	$60,841
Net loss attributable to redeemable non-controlling interest	(761)	—
Net income	$63,934	$60,841
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	15,836	21,919
Amortization of debt issuance costs (including loss on extinguishment of debt)	488	443
Amortization of acquired intangible assets	9,936	8,509
Reserve for doubtful receivables	(103)	2,026
Unrealized loss (gain) on revaluation of foreign currency asset/liability	(8,525)	257
Equity-method investment activity, net	—	(4)
Stock-based compensation expense	7,787	18,461
Deferred income taxes	(4,625)	(5,522)
Others, net	(28)	(504)
Change in operating assets and liabilities:
Increase in accounts receivable	(6,025)	(64,763)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(37,008)	(36,220)
Decrease in accounts payable	(1,224)	(12,189)
Decrease in accrued expenses, other current liabilities, operating leases liabilities and other liabilities	(77,734)	(12,087)
Increase in income taxes payable	9,969	13,417
Net cash used for operating activities	$(27,322)	$(5,416)

Investing activities
Purchase of property, plant and equipment	(18,706)	(14,072)
Payment for internally generated intangible assets (including intangibles under development)	(4,365)	(7,914)
Proceeds from sale of property, plant and equipment	144	1,478
Payment for business acquisitions, net of cash acquired	—	(6,305)
Payment for purchase of redeemable non-controlling interest	(4,730)	—
Net cash used for investing activities	$(27,657)	$(26,813)
Financing activities
Repayment of capital/finance lease obligations	(537)	(1,780)
Repayment of long-term debt	(10,000)	(8,500)
Proceeds from short-term borrowings	105,000	50,000
Repayment of short-term borrowings	—	(25,000)
Proceeds from issuance of common shares under stock-based compensation plans	4,202	4,599
Payment for net settlement of stock-based awards	(13,284)	(652)
Payment of earn-out/deferred consideration	(1,476)	(8,400)
Dividend paid	(14,408)	(16,119)
Payment for stock repurchased and retired	(95,984)	—
Payment for expenses related to stock repurchase	(60)	—
Net cash used for financing activities	$(26,547)	$(5,852)
Effect of exchange rate changes	1,284	(4,938)
Net increase (decrease) in cash and cash equivalents	(81,526)	(38,081)
Cash and cash equivalents at the beginning of the period	504,468	368,396
Cash and cash equivalents at the end of the period	$424,226	$325,377
Supplementary information
Cash paid during the period for interest	$13,194	$8,486
Cash paid during the period for income taxes	$24,157	$19,286
Property, plant and equipment acquired under capital lease obligations	$297	$—

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial information that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial information that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial information it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial information that exclude stock-based compensation expense. Due to varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2018 and 2019:

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(Unaudited)

(In thousands)

	Three months ended March 31,
	2018	2019
Income from operations	$63,761	$90,072
Add: Stock-based compensation	7,787	18,461
Add: Amortization of acquired intangible assets	9,540	8,204
Add: Acquisition-related expenses	—	967
Add: Other income (expense), net	15,550	3,803
Less: Equity-method investment activity, net	—	4
Add: Net loss (income) attributable to redeemable non-controlling interest	761	—
Adjusted income from operations	$97,399	$121,511
Income from operations margin	9.3%	11.1%
Adjusted income from operations margin	14.1%	15.0%

Reconciliation of Diluted EPS to Adjusted Diluted EPS6

(Unaudited)

(Per share data)

	Three months ended March 31,
	2018	2019
Diluted EPS	$0.33	$0.31
Add: Stock-based compensation	0.04	0.10
Add: Amortization of acquired intangible assets	0.05	0.04
Add: Acquisition-related expenses	—	0.005
Less: Tax impact on stock-based compensation	(0.02)	(0.02)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.01)
Less: Tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$0.39	$0.43

[6]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2019:

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin7

(Unaudited)

Year ending December 31, 2019
Income from operations margin	12.4%
Add: Estimated stock-based compensation	2.2%
Add: Estimated amortization of acquired intangible assets	0.8%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.6%
Less: Estimated equity-method investment activity, net	—
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7

(Unaudited)

(Per share data)

	Year ending December 31, 2019
	Lower	Upper
Diluted EPS	$1.54	$1.58
Add: Estimated stock-based compensation	0.38	0.38
Add: Estimated amortization of acquired intangible assets	0.15	0.15
Add: Estimated acquisition-related expenses	0.02	0.02
Less: Estimated tax impact on stock-based compensation	(0.09)	(0.09)
Less: Estimated tax impact on amortization of acquired intangibles	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.96	$2.00

[7]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.